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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-47519) and related Prospectus of Owens-Illinois, Inc. and to the incorporation by reference therein of our report dated April 7, 1998, with respect to the combined financial statements of BTR Packaging included in the Current Report on Form 8-K of Owens-Illinois, Inc. dated April 16, 1998, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young



Melbourne, Australia
April 16, 1998